Exhibit 10.1

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT, dated as of April 1, 2023, between TOYOTA MOTOR CREDIT CORPORATION, a corporation under the laws of California, as borrower (the “Borrower”), and TOYOTA MOTOR SALES, U.S.A., INC., as lender (the “Lender”), sets forth the binding agreement of the parties.

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Agreement” means this Revolving Credit Agreement, as it may be amended, extended, replaced, renewed, supplemented or modified from time to time.

“Applicable Rate” means, for any Interest Period, the Fixed Rate applicable to such Interest Period on the first day of such Interest Period.

“Bankruptcy Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrowing Date” means each Business Day on which a Loan is advanced.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks and foreign exchange markets in New York, New York or Tokyo, Japan are authorized or obligated by Law to close.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Commitment” means the obligation of the Lender to make a Loan or Loans hereunder not exceeding the Commitment Amount.

“Commitment Amount” means Five Billion Dollars ($5,000,000,000) in aggregate principal amount.

“Commitment Period” means the period from the date hereof until the Commitment Termination Date.

“Commitment Termination Date” means March 31, 2026 (or such earlier date on which the Commitment terminates pursuant to the terms hereof).

“Consolidated Subsidiary” means, with respect to any Person except for natural persons, at any date the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Default” means any of the events specified in Section 5.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Dollars,” “U.S. Dollars,” “U.S.$,” and “$” means the lawful currency of the United States of America at any relevant time hereunder.

“Event of Default” means any of the events specified in Section 5.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender, or required to be withheld or deducted from a payment to, the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the Laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to the failure of the Lender (or its successors or assigns) to comply with Section 6.07(e), and (c) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements with respect thereto and any other Law enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing.

“Fixed Rate” means, with respect to any Loan for the selected Interest Period, the fixed rate of interest per annum agreed to by the parties as set forth on the applicable Irrevocable Loan Notice; provided, however, that, such agreed rate shall be in the range of AFR applicable rates for the month in which the first day of such Interest Period occurs as published by the United States Internal Revenue Service in accordance with Section 1274(d) of the Code (or any comparable successor rate or Section as mutually reasonably determined by the Borrower and the Lender).

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement.

“Interest Payment Date” means the last day of each Interest Period applicable to such Loan.

“Interest Period” means, with respect to each Loan, the period commencing on the Borrowing Date for such Loan and extending for any period of time as selected by the Borrower; provided, however, that no Interest Period shall end after the Maturity Date.

“Irrevocable Loan Notice” means, a notice of Loan pursuant to Section 2.02, which, when confirmed in writing, shall be substantially in the form of Exhibit A.

“Law” means, collectively, all federal, state and local statutes, executive orders, treaties, rules, guidelines, regulations, ordinances, codes and administrative authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders of any Governmental Authority.

“Loan” shall have the meaning assigned to such term in Section 2.01.

“Maturity Date” means the Commitment Termination Date.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, or enforced this Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment of rights under this Agreement pursuant to Section 6.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Principal Officer” means any of the chief executive officer, president, chief financial officer, any vice president (or higher) responsible for treasury, treasurer and assistant treasurer.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

SECTION 1.02 References to Agreements and Laws. Unless otherwise expressly provided herein, (a)  references to organizational documents, agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II

AMOUNT AND TERMS OF REVOLVING LOANS

SECTION 2.01 Revolving Line of Credit. Subject to the terms and conditions hereof, the Lender absolutely agrees and commits to make one or more revolving loans (each, a “Loan” and collectively the “Loans”) available to the Borrower during the Commitment Period in an aggregate amount not to exceed the Commitment Amount. All Loans made hereunder may be repaid and reborrowed, at any time and from time to time until the Commitment Termination Date.

SECTION 2.02 Notice and Manner of Borrowing. For each Loan to be made hereunder, the Borrower shall deliver an Irrevocable Loan Notice to the Lender, which may be given by telephone, not later than 12:00 Noon, Plano, Texas time, one Business Day prior to the requested Borrowing Date. Each Irrevocable Loan Notice shall specify the principal amount of the Loan, the duration of the Interest Period to be applicable to such Loan, the proposed Borrowing Date for such Loan and the Applicable Rate of such Loan. Each telephonic Irrevocable Loan Notice pursuant to this section must be confirmed promptly by delivery to the Lender of a written Irrevocable Loan Notice, appropriately completed and signed by a Principal Officer or any other officer or representative of the Borrower authorized by the board of directors of the Borrower. The Lender will make each Loan available to the Borrower on the respective Borrowing Date, in Dollars, in immediately available funds, by wire transfer to an account designated by the Borrower.

SECTION 2.03 Interest.

(a)  The Borrower shall pay interest on the aggregate unpaid principal amount of each Loan from and including the applicable Borrowing Date to but excluding the date the Loan is paid in full (whether at stated maturity, by acceleration or otherwise), at a rate per annum equal to the Applicable Rate, payable on each Interest Payment Date and, if different, on the date each Loan is paid or prepaid with respect to the amount so paid or prepaid. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(b)  All computations of interest for Loans shall be made by the Lender and the Borrower on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such amount is payable and rounded to the nearest two decimal places.

SECTION 2.04 Evidence of Debt. The Loans shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit, increase or otherwise affect the obligation of the Borrower under this Agreement to pay any amount owing with respect to the obligations of the Borrower thereunder. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a promissory note, which shall evidence the Loans in addition to such accounts or records. The Lender may attach schedules to its promissory note and endorse thereon the date, amount, maturity and payments of its Loans.

SECTION 2.05 Payment; Method of Payment.

(a) The Borrower shall make payments of the Loans as follows:

(i)  The entire outstanding principal amount of each Loan on the last day of the Interest Period applicable to such Loan;

(ii)  the entire outstanding principal amount of the Loans on the Maturity Date or such earlier date as the Loans become due and payable pursuant to Section 5.02;

(iii) interest as provided in Section 2.03(a); and

(iv)  any other obligation under this Agreement as it comes due, but in no case later than the Maturity Date (except as to obligations that, by their express terms, survive repayment of the Loans and termination of the Commitment).

(b)  The Borrower shall make each payment under this Agreement without set-off, defense, recoupment or counterclaim and (subject to Section 6.07) without deduction or withholding, in U.S. Dollars, not later than 3:00 p.m., Plano, Texas time, on the date when due to the Lender, in immediately available funds by wire transfer to the account specified below:

Toyota Motor Sales, U.S.A., Inc.

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SECTION 2.06 Prepayment; Reduction of Commitment. The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, without premium or penalty. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any voluntary prepayment hereunder not later than 12:00 Noon, Plano, Texas time, on the date of prepayment of a Loan. Each prepayment of the Loans shall be accompanied by accrued interest to the extent required by Section 2.03. The Borrower may permanently reduce the amount of the undrawn Commitment, and if no Loans are then outstanding, may terminate the Commitment in full; provided that the Borrower shall give written notice of such reduction or termination to the Lender not later than 12:00 Noon, Plano, Texas time, on the Business Day immediately prior to the date of such reduction or termination. Upon receipt by the Lender of a notice of reduction or termination of Commitment pursuant to this section, such notice shall be irrevocable.

SECTION 2.07 Mandatory Prepayment. The Borrower shall be obligated to prepay the Loans in whole, together with all accrued and unpaid interest and any other amounts owing in connection with the Loans, upon any merger or consolidation resulting in the Borrower ceasing to be a Consolidated Subsidiary of Toyota Motor Corporation, or the Borrower instituting a dissolution, liquidation or similar proceeding under the Laws of any jurisdiction, ceasing its operations, or selling, transferring or otherwise disposing of its main business, assets, rights or franchises without the prior consent of the Lender.

SECTION 2.08 Payments on Non-Business Days. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

As of the date hereof, the Borrower hereby represents and warrants to the Lender as follows:

SECTION 3.01 Corporate Existence. The Borrower is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

SECTION 3.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any Governmental Authority except such as have been obtained and do not contravene, or constitute a default under, any provision of the articles of incorporation or bylaws of the Borrower.

SECTION 3.03 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

ARTICLE IV

AFFIRMATIVE COVENANTS

So long as the Lender’s obligations with respect to the Commitment or any obligation or indebtedness to the Lender remains outstanding hereunder, the Borrower covenants and agrees, unless the Lender waives compliance in writing:

SECTION 4.01 Information. The Borrower will deliver to the Lender, within ten Business Days after any Principal Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a responsible officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

SECTION 4.02 Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect its corporate existence; provided that nothing in this section shall prohibit any merger or consolidation involving the Borrower.

SECTION 4.03 Use of Proceeds. The proceeds of any Loan made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

SECTION 5.01 Events of Default. The occurrence of any of the following events shall constitute an Event of Default with respect to the Borrower:

(a)  Non-Payment. The Borrower shall fail to pay (i) when due any principal of the Loans or (ii) within five Business Days of the due date thereof any interest on the Loans, any fees or any other amount payable by it hereunder. Acceptance of partial payment by the Lender shall not constitute a waiver of the Borrower’s failure to make payment in full.

(b)  Breach of Other Provision. The Borrower shall fail to perform or violate any other material provision of this Agreement (and not described in Section 5.01(a)) and such failure or violation shall continue unremedied for a period of 30 days from the date the Lender gives notice to the Borrower with respect thereto.

(c)  Bankruptcy. The Borrower shall commence or consent to the commencement of any proceeding under any Bankruptcy Law, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Bankruptcy Law relating to the Borrower or to all or any material part of its property is instituted without the consent of the Borrower and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding.

SECTION 5.02 Remedies. Upon the occurrence and during the continuation of any Event of Default, the Lender may, after notice to the Borrower, (a) terminate the Commitment, whereupon the Commitment Termination Date shall occur and the Lender’s obligations to make further loans hereunder shall end, and (b) declare the unpaid principal amount of all outstanding Loans made to the Borrower, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder by the Borrower to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans to the Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans made to the Borrower and all interest and other amounts as aforesaid shall automatically become due and payable.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01 Successors and Assigns; Assignments. Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns permitted hereby, except that neither party may assign or transfer any of its rights hereunder without the prior written consent of the other party.

SECTION 6.02 Entire Agreement. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

SECTION 6.03 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement and any amendments, waivers, consents or supplements by telecopier or in electronic (i.e., “pdf” or “tif”) format shall be effective as of delivery of a manually executed counterpart of this Agreement or such amendment, waiver, consent or supplement.

SECTION 6.04 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any departure by the Borrower from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and, with respect to any waiver or consent, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.05 Notices, Etc.

(a)  General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission), all such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

to the Borrower:

Toyota Motor Credit Corporation

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to the Lender:

Toyota Motor Sales, U.S.A., Inc.

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or, as to each party, at such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other party complying as to delivery with the terms of this section. Except as otherwise set forth herein, all such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)  Use of Electronic Mail. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. As of the date hereof, the Borrower approves the delivery of electronic communication to it hereunder, provided that, (i) such electronic communication is addressed to any of the email addresses listed above and (ii) receipt has been confirmed by reply electronic mail or by telephone. As of the date hereof, the Lender approves the delivery of electronic communication to it hereunder, provided that, (i) such electronic communication is addressed to any of the e-mail addresses listed above and (ii) receipt has been confirmed by reply electronic mail or by telephone.

SECTION 6.06 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by Law.

SECTION 6.07 Taxes.

(a)  Defined Terms. For the purposes of this section, the term “applicable Law” includes FATCA.

(b)  Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)  Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(d)  Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 15 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(e) Status of the Lender.

(i)  If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement, the Lender shall deliver to the Borrower, at any time or times reasonably requested by the Borrower, such properly completed and executed forms and documentation prescribed by applicable Law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.

(ii)  The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)  Refunds. If either party becomes aware that the Lender is entitled to claim a refund from a Governmental Authority in respect of, or remission for, Taxes or Other Taxes as to which the Lender has received additional amounts under this section, such party shall promptly notify the other party of the availability of such claim and, to the extent that the Lender determines in good faith that making such claim will not have an adverse effect on its taxes or business operation, shall, within 60 days of receipt of a request by the Borrower, make such claim. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this section (including by the payment of additional amounts pursuant to this section), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Nothing in this paragraph (f) shall be construed to require the Lender to make available its tax returns or any other financial or other information that it deems confidential to the Borrower or any other Person.

(g)  Each party’s obligations under this section shall survive the termination of the Commitment and the repayment, discharge or satisfaction of all obligations under this Agreement.

SECTION 6.08 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN THE COUNTY OF DALLAS OR OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND THE LENDER HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE BORROWER AND THE LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE. SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MAY BE MADE BY MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER AND TO THE LENDER, IN EACH CASE, AT THE ADDRESS SPECIFIED IN SECTION 6.05. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 6.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.10 Headings. Article and section headings in this Agreement are for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 6.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO,

IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ James Schofield
Name:	James Schofield
Title:	Group Vice President – Finance, Treasury, Competitiveness, and Mergers & Acquisitions

Signature Page to Credit Agreement

TOYOTA MOTOR SALES, U.S.A., INC.

By:	/s/ Masanao Watanabe
Name:	Masanao Watanabe
Title:	Treasurer

Signature Page to Credit Agreement

EXHIBIT A

FORM OF IRREVOCABLE LOAN NOTICE

Date:        ,

To: Toyota Motor Sales, U.S.A., Inc. Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of April 1, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, as the Borrower, and Toyota Motor Sales, U.S.A., Inc., as the Lender.

The undersigned hereby irrevocably requests a Loan to be advanced under the Agreement:

1.	With a Borrowing Date of [1].

2.	In the principal amount of US$ .

3.	With an Interest Period duration of [2].

4.	With an Applicable Rate of [3].

The Loan requested herein complies with the first sentence of Section 2.01 of the Agreement.

TOYOTA MOTOR CREDIT	TOYOTA MOTOR SALES, U.S.A.,
CORPORATION	INC.

By: _____________________________	By: _________________________
Name: ___________________________	Name: _______________________
Title: ___________________________	Title: ________________________

1          Telephonic notice of the loan request must be delivered not later than 12:00 Noon, Plano, Texas time, one Business Day prior to the requested Borrowing Date. A written confirmation of that notice in the form of this Exhibit A must be provided promptly thereafter.

2          The Interest Period shall not end after the Maturity Date.

3          The Applicable Rate shall be the fixed rate of interest per annum agreed to by the parties; provided, however, that, such agreed rate shall be in the range of AFR applicable rates for the month in which the first day of such Interest Period occurs as published by the United States Internal Revenue Service in accordance with Section 1274(d) of the Code (or any comparable successor rate or Section as mutually reasonably determined by the Borrower and the Lender).